                                                                     EXHIBIT 3.1

                                                         FEDERAL IDENTIFICATION
                                                         NO.  04-2962824
                                                             -----------
--------
Examiner                THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        RESTATED ARTICLES OF ORGANIZATION
--------            (GENERAL LAWS, CHAPTER 156B, SECTION 74)
Name
Approved      We,         Peter R. Bleyleben                        , *President
                 ---------------------------------------------------

              and         Richard F. Latour                         , *Clerk
                  --------------------------------------------------
              of          Boyle Leasing Technologies, Inc.                     ,
                  --------------------------------------------------
                          (Exact name of corporation)

              located at  950 Winter Street, Waltham, MA  02154                ,
                          ------------------------------------------------------
                (Street address of corporation in Massachusetts)

              do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on JULY 9, 1998 by a vote of:


4,026,797      shares of   Common Stock                    of   4,936,518                          shares outstanding,
--------------             ------------------------------      -------------------------------
                           (type, class & series, if any)

               shares of                                   of                                      shares outstanding, and
--------------             ------------------------------      -------------------------------
                           (type, class & series, if any)

               shares of                                   of                                      shares outstanding,
--------------             ------------------------------      -------------------------------
                           (type, class & series, if any)

              **being at least a majority of each type, class or series
                outstanding and entitled to vote thereon:

                                    ARTICLE I
C    [  ]                The name of the corporation is:

P    [  ]                  MicroFinancial Incorporated

M    [  ]                          ARTICLE II
              The purpose of the corporation is to engage in the following business activities:

R.A. [  ]                   See attached Article II.

              *Delete the inapplicable words.  **delete the inapplicable clause.

               NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS
               FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE
               8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH.
               ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET
               SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY
-------        INDICATED.
P.C.

                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

---------------------------------------------------------------------------------------------------------------------

               WITHOUT PAR VALUE                                           WITH PAR VALUE
---------------------------------------------------------------------------------------------------------------------
      TYPE               NUMBER OF SHARES             TYPE               NUMBER OF SHARES             PAR VALUE
---------------------------------------------------------------------------------------------------------------------
Common:                                          Common                     25,000,000                   $.01
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
Preferred:                                       Preferred                  5,000,000                    $.01

---------------------------------------------------------------------------------------------------------------------
                                                 Series C 1987                9,800                     $1.00
                                                 Convertible
                                                 Preferred
---------------------------------------------------------------------------------------------------------------------

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                             See attached Article IV




                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                      None





                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                             See attached Article VI





**If there are no provisions state "None".
NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

                                   ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                  ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

                     950 Winter Street, Waltham, MA 02154

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                             NAME                RESIDENTIAL ADDRESS                POST OFFICE ADDRESS

President:     Peter R. Bleyleben                66 Norfolk Road
                                                 Chestnut Hill, MA  02467

Treasurer:     Richard F. Latour                 29 Cherubs Way
                                                 Hampstead, NH  03841

Clerk:         Richard F. Latour                 29 Cherubs Way
                                                 Hampstead, NH  03841

Directors:     Peter R. Bleyleben                66 Norfolk Road
                                                 Chestnut Hill, MA  02467

               Brian E. Boyle                    11 Whispering Lane
                                                 Weston, MA  02193

               Torrence C. Harder                675 Sudbury Road
                                                 Concord, MA  01742

               Jeffrey Parker                    253 Meadowbrook Road
                                                 Weston, MA  02193

               Alan Zakon                        31A Pumpkin Cay Road
                                                 Key Largo, FL  33037

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the corporation is:

Gerald P. Hendrick c/o Edwards & Angell, LLP, 101 Federal Street, Boston, MA
02110

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

                           See Attached Article VIII**

SIGNED UNDER THE PENALTIES OF PERJURY, this  9  day of      JULY     , 1998,
                                            ---        ---------------   --

                                                                    , *President
-------------------------------------------------------------------

                                                                        , *Clerk
-----------------------------------------------------------------------
*Delete the inapplicable words.      **If there are no amendments, state "None".

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

                    ========================================

                    I hereby approve the within Restated
                    Articles of Organization and, the filing fee in the amount of $____ having been paid, said articles are deemed to have been filed with me this ___ day of_______ 19__.



                    Effective date:______________________



                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth










                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                                JOEL S. GOLDBERG, ESQ.
                    --------------------------------------------
                                c/o EDWARDS & ANGELL, LLP
                    --------------------------------------------
                                101 Federal Street
                                BOSTON, MA  02110

                    Telephone:  (617) 951-2244
                              ----------------------------------

                                   ARTICLE II

     a. To provide services to businesses engaged in the leasing industry and other related service industries, including but not limited to the sale of computer software systems.

     b. To carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.

                                   ARTICLE IV

     The total number of shares which the Corporation is authorized to issue is 30,009,800 shares of which 25,000,000 shares shall be designated "Common Stock" and 5,000,000 shares shall be designated "Preferred Stock," each with a par value of $0.01 per share, and 9,800 shares shall be designated "Series C 1987 Convertible Preferred Stock" with a par value of $1.00 per share. The designations, preferences, voting powers, qualifications and special or relative rights or privileges of the Preferred Stock, shall be as determined by the Board of Directors of the Corporation.

     Any and all shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock and the holder thereof shall not be liable for any further payment thereon.


A.  PREFERRED STOCK

     Shares of Preferred Stock, par value $.01 per share (the "Preferred Stock") may be issued from time to time in one or more series as may be determined by the Board of Directors of the Corporation. Subject to the provisions of these Articles of Organization and this Article IV, the Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued class or series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors of the Corporation originally fixing the number of shares constituting any such additional series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such additional series subsequent to the issue of shares of that series.

     Authorized and unissued shares of Preferred Stock may be issued with such designations, voting powers, preferences and relative participating optional or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors of the Corporation may authorize by resolutions duly adopted prior to the issuance of any shares of any class or series of Preferred Stock, including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple votes per share; (iii) the dividend rate on the shares of such series, any restriction, limitation or condition upon the payment of such dividends, whether dividends shall be cumulative and the dates on which dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution or winding-up of the Corporation or the distribution of its assets; and (vii) the prices or rates of conversion at which, and the terms and conditions on which, the shares are convertible.

B.   SERIES C 1987 CONVERTIBLE PREFERRED STOCK

SECTION 1. DIVIDEND RIGHTS.

     1.1 The holders of the Series C 1987 Convertible Preferred Stock, par value $1.00 per share ("Series C Preferred Stock"), shall be entitled to receive, out of the net income of the Corporation, after taxes, but before extraordinary items ("Net Income"), cash dividends at the rate of $.765 per share, per annum, payable yearly on the 31st day of December.

     1.2. If, in any year, the Corporation does not have sufficient Net Income to make the full dividend payments required hereunder, it shall make payments to the holders of the outstanding shares of Series C Preferred Stock ratably in proportion to the respective amounts the holders of such shares of Series C Preferred Stock would be entitled to receive if they were paid in full all preferential amounts pursuant to Section 2.1 hereof, to the extent that the Corporation has sufficient Net Income, and shall accumulate the unpaid dividends and pay the same when there is sufficient Net Income, providing no agreement with any lender or lending institution is thereby violated.

SECTION 2. LIQUIDATION RIGHTS.

     2.1. Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of the Series C Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation (whether representing capital or surplus), before any payment or distribution shall be made on the Common Stock or upon any other class or series of stock ranking junior to the Series C Preferred Stock as to liquidation rights or dividends, $25.50 per share, plus dividends earned and unpaid in respect of the Series C Preferred Stock pursuant to Section 1.1 hereof, and no more.

     2.2 If the assets distributable on any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to permit the payment to the holders of the Series C Preferred Stock of the full preferential amounts attributable thereto, then the entire assets of the Corporation, or the proceeds thereof, shall be distributed among the holders of the Series C Preferred Stock ratably, in proportion to the respective amounts the holders of such shares of Series C Preferred Stock would be entitled to receive if they were paid in full all preferential amounts pursuant to Section
2.1 hereof.

     2.3 Upon any such liquidation, dissolution or winding up of the Corporation after the holders of the Series C Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation shall be distributed pro rata to the holders of Common Stock.

     2.4 Written notice of such liquidation, dissolution or winding up, stating a payment date or dates, the aggregate amount of all liquidation payments to be made, the place where said sums shall be payable and an estimate comparing the amounts of liquidating payments per share of Series C Preferred Stock which a holder thereof would receive if (a) every share of Series C Preferred Stock (including such holder's shares) were converted prior to liquidation and (b) if no shares of Series C Preferred Stock outstanding as of the date of said notice were converted, shall be given by first class mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock, such notice to be addressed to each holder of the Series C Preferred Stock at his post office address as shown by the records of the Corporation. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor any other corporation's merger into the Corporation, nor reduction of the capital stock of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this Section 2.

     2.5 Upon the conversion of the shares of Series C Preferred Stock into shares of Common Stock pursuant to Section 4 hereof, the holder of such shares of Common Stock shall not be entitled to any preferential payment or distribution in case of any dissolution, liquidation or winding up of the Corporation subsequent thereto, but shall share ratably in any distribution of the assets of the Corporation, or the proceeds thereof, to all the holders of Common Stock.

SECTION 3. VOTING RIGHTS.

     3.1 Each holder of record of Series C Preferred Stock shall be entitled to vote at all meetings of stockholders and shall, except with respect to matters as to which the Series C Preferred Stock shall be entitled as a matter of law to a class vote, have at any such meeting that number of votes as shall equal the number of shares of Common Stock into which said holder's shares of Series C Preferred Stock would be convertible, pursuant to Sections 4 and 5 hereof.

     3.2 Unless the vote or consent of the holders of a greater number of shares of Series C Preferred Stock shall at the time be required by law, the consent of the holders of at least a majority in interest of all the Series C Preferred Stock at the time outstanding (given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of the Series C Preferred Stock shall vote separately from the Common Stock but as a single class) shall be necessary for authorizing, effecting or validating any one or more of the following:

     (a) any amendment or repeal of any of the provisions of the Articles of Organization, as amended, or of any by-law of the Corporation or of any certificate filed pursuant to law and setting forth the designation, description and terms of the Series C Preferred Stock, which amendment or repeal would increase or decrease the aggregate number of authorized shares of Series C Preferred Stock or would otherwise adversely affect the rights or preferences of the Series C Preferred Stock or of the holders thereof; and

     (b) the consolidation or merger of the Corporation with another corporation or the sale of all or substantially all of the assets of the Corporation.

SECTION 4. CONVERSION.

     4.1 The holder of shares of Series C Preferred Stock shall have the right, subject to the terms and conditions set forth below, to convert each such share, at any time, into a number of fully paid and non-assessable shares of the Common Stock of the Corporation equal to the then current Applicable Conversion Factor for such share of Series C Preferred Stock determined as hereinafter provided.

     4.2 Any holder of one or more shares of Series C Preferred Stock electing to convert any or all of such shares into Common Stock shall surrender the certificate or certificates evidencing such shares at the principal office of the Corporation, at any time during its usual business hours, and shall simultaneously with such surrender give written notice of his or its intention to convert, stating therein the number of shares of Series C Preferred Stock to be converted and the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued. Each certificate evidencing shares so surrendered shall be duly endorsed to the Corporation by means of signatures which shall be guaranteed by either a national bank or a member of a national securities exchange.

     4.3 Such conversion shall be deemed to have been made as of the date of receipt by the Corporation of the certificate or certificates (endorsed as hereinabove provided) representing the shares of Series C Preferred Stock to be converted and receipt by the Corporation of written notice, as above prescribed; and after such receipt, the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock.

     4.4 As promptly as practicable after surrender and notice as hereinabove provided, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder of the shares of Series C Preferred Stock surrendered for conversion: (1) a certificate or certificates for the number of whole shares of Common Stock into which such Preferred Stock has been converted; (2) the cash, if any, to which such holder is entitled as provided in Section 5.5 hereof; and (3) if necessary in the case of a conversion of less than all of the shares of Series C Preferred Stock held by such holder, a new certificate or certificates representing the unconverted shares of Preferred Stock.

     4.5 In case of any conversion of Series C Preferred Stock pursuant to Sections 4 and 5 hereof, cash dividends declared but theretofore unpaid on the shares of Series C Preferred Stock so converted after the record date for such dividend shall instead be paid on the shares of Common stock into which such Preferred Stock has been converted, pro rata, at such time as cash dividends shall be paid to record holders of the Common Stock generally.

     4.6 Subject to the terms and conditions set forth below, each outstanding share of Series C Preferred Stock shall be converted on the Mandatory Conversion Date (as defined in Subsection 4.7 hereof) into a number of fully paid and non-assessable shares of the Common Stock of the Corporation equal to its then current Applicable Conversion Factor fixed or determined as hereinafter provided.

     4.7 The "Mandatory Conversion Date" shall be the date of the closing of an underwritten public offering of the Corporation's Common Stock, pursuant to a Registration Statement filed by the Corporation with the United States Securities and Exchange Commission, but only if (i) the Corporation shall have given notice not less than ten (10) days prior to the filing thereof to each holder of record of the Series C Preferred Stock, in the manner hereinafter set forth, of the Corporation's intention to file such Registration statement and
(ii) the Corporation shall have received proceeds from such public offering, net of underwriting fees, in an amount equal to or greater than $5,000,000.

     4.8 With respect to the requirement of notice set forth in Section 4.7 hereof, notice shall be deemed to be given by the Corporation when it is deposited in the United States mail, first class postage prepaid, addressed to each holder of record of the Series C Preferred Stock at his, her or its address as it appears on the books of the Corporation. Such notice shall state (i) the Applicable Conversion Factor in effect on the date of such notice, (ii) that on the Mandatory Conversion Date, the Corporation shall set aside for the benefit of the holders of the Series C Preferred Stock the shares of Common Stock to which such holders shall be entitled as of the Mandatory Conversion Date, and
(iii) that the Series C Preferred Stock shall no longer be deemed outstanding from and after such Mandatory Conversion Date.

     4.9 Promptly after the Mandatory Conversion Date, and not more than forty-five (45) days after such date, each holder of Series C Preferred Stock shall surrender the certificate or certificates (endorsed in the manner prescribed in Subsection 4.2 hereof) evidencing all of his, her or its shares of Series C Preferred Stock at the principal office of the Corporation, or its designated transfer agent, at anytime during its usual business hours, together with a statement of the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued. As promptly as practicable after the surrender of the certificate or certificates representing shares of Series C Preferred Stock and delivery of such statement, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder of the shares of Series C Preferred Stock so converted, a certificate or certificates for the number of whole shares of Common Stock into which such shares have been converted, and the cash, if any, to which such holder is entitled as provided in Section 5.5 hereof; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series C Preferred Stock being converted are either delivered to the Corporation or any transfer agent, as hereinbefore provided, or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

     4.10 To the extent permitted by law, the conversion of the shares of Series C Preferred Stock into shares of Common Stock shall be deemed to have been effected as of the close of business on the Mandatory Conversion Date. At such time, all rights of the holders of shares of Series C Preferred Stock as stockholders of the Corporation by reason of the ownership of said shares of Series C Preferred Stock shall cease, except the right to surrender said shares to the Corporation and receive a certificate or certificates for the number of whole shares of Common Stock issuable on the conversion of such shares, plus the fair market value of any fractional interests, in accordance with the procedure specified in this Section 4 and Subsection 5.5 hereof. Every holder of the Series C Preferred Stock shall be deemed to have become the holder of record of the shares of Common Stock on such date.

     4.11 All shares of Series C Preferred Stock at any time converted as herein provided shall be forthwith permanently retired and canceled and shall under no circumstances be reissued.

     4.12 The Applicable Conversion Factor, for each share of Common Stock issuable pursuant to the conversion of Series C Preferred Stock shall initially be one (1), and shall, from and after any adjustment of such initial Applicable Conversion Factor as hereinafter provided, be the initial Applicable Conversion Factor as so adjusted.

     4.13 The "Applicable Conversion Price" for each share of Common Stock issuable pursuant to the conversion of Series C Preferred Stock shall initially be $25.50 and shall be adjusted as hereinafter provided.

Section 5. ADJUSTMENT OF APPLICABLE CONVERSION PRICES AND APPLICABLE CONVERSION
           FACTORS.

     If and whenever the Corporation shall issue any shares of its Common Stock for a consideration per share which is less than an Applicable Conversion Price hereunder in effect immediately prior to such issue (other than in a transaction described in Subsection 5.3 hereof), such Applicable Conversion Price hereunder shall be reduced to a price determined by dividing (a) the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue, multiplied by such Applicable Conversion Price hereunder in effect immediately prior to such issue, plus (ii) the consideration, if any, received by the Corporation upon such issue, by (b) the number of shares of Common Stock outstanding immediately after such issue. Each such adjustment of an Applicable Conversion Price hereunder shall be calculated to the nearest cent. No such adjustment shall be made in an amount less than $.01, but any such amount shall be carried forward and shall be given effect in connection with the next subsequent adjustment. The Applicable Conversion Factor for a series of Series C Preferred Stock to be used hereunder shall be adjusted at each time that the Applicable Conversion Price for such series is adjusted, as follows: The adjusted Applicable Conversion Factor shall be equal to (a) the Applicable Conversion Price in effect immediately prior to such adjustment, divided by (b) the New Applicable Conversion Price.

     In case the Corporation shall issue shares of its Common Stock for a consideration wholly or partly other than cash, the value of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration, as determined in good faith by the Board of Directors of the Corporation. Consideration received by the Corporation for issuance of its Common Stock shall be determined in all cases without deduction therefrom of any expenses, underwriting commissions or concessions incurred in connection therewith.

     Notwithstanding any other provision of this Section 5, no adjustment to any Applicable Conversion Price shall be made pursuant to the provisions of this Section upon:

     (a) the issuance of shares of Common Stock for a consideration per share which is greater than or equal to such Applicable Conversion Price in effect immediately prior to such issuance;

     (b) the issuance of shares of Common Stock upon the conversion of shares of Preferred Stock;

     (c) the issuance of shares of Common Stock as part of an arms length sale of such shares by the Corporation or otherwise for fair market value in connection with a public offering thereof; and

     (d) the issuance of up to 610,000 shares of Common Stock sold after April 1, 1987 to employees of the Corporation or issued pursuant to the exercise of options granted to persons who, on the date of issuance of such options, were employees of the Corporation.

     5.l ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. In case the Corporation shall effect a subdivision of the outstanding Common Stock, each Applicable Conversion Factor then in effect immediately before that subdivision shall be proportionately increased, and conversely, if the Corporation shall combine the outstanding shares of Common Stock, each Applicable Conversion Factor then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this Subsection 5.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

     5.2 ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event each Applicable Conversion Factor then in effect shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Applicable Conversion Factor then in effect by a fraction:

          (i) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

          (ii) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Applicable Conversion Factor shall be recomputed accordingly as of the close of business on such record date and thereafter such Applicable Conversion Factor shall be adjusted pursuant to this Subsection 5.2 as of the time of actual payment of such dividends or distributions.

     The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares so owned or held, other than by retirement, shall be considered an issue of Common Stock.

     5.3 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger or consolidation, provided for elsewhere in this Section 5), then and in each such event the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

     5.4 REORGANIZATION, MERGER, OR CONSOLIDATION. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation, then, as a part of such reorganization, merger, or consolidation, provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series C Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series C Preferred Stock after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 5 (including adjustment of each Applicable Conversion Factor then in effect and the number of shares purchasable upon conversion of the Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable. Any sale of the Corporation's assets for consideration other than shares of stock in the acquiring corporation shall be treated as a liquidation under Section 2 hereof.

     5.5 The Corporation shall not be required, in connection with any conversion of Preferred Stock, to issue a fraction of a share of Common Stock, but, in lieu thereof, the Corporation shall make a cash payment (calculated to the next higher cent for purposes of this and similar computations) equal to such fraction multiplied by the market price of a share of Common Stock on the last business day prior to the date of conversion, such market price to be determined by the Board of Directors pursuant to any method they deem appropriate.

     5.6 For the purpose of effecting the conversion of the Series C Preferred Stock, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of its duly authorized Common Stock such number of such shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock.

     5.7 Not more than thirty days after any event giving rise to an adjustment in an Applicable Conversion Factor in accordance with the provisions of this
Section 5, the Corporation shall give written notice hereof, by first class mail, postage prepaid, addressed to each registered holder of affected Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Applicable Conversion Factor resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                                   ARTICLE VI

     Other lawful provisions for the conduct and regulation of the business and affairs of the Corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the Corporation, or of its directors or stockholders, or any class of stockholders:

     (a) The directors may make, amend or repeal the Corporation's by-laws in whole or in part, except with respect to any provision thereof which by law or the Corporation's by-laws requires action by the stockholders.

     (b) Meetings of the stockholders may be held anywhere in the United States.

     (c) The Corporation may be a partner in any business enterprise it would have power to conduct by itself.

     (d) The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of the Corporation, or any concern which is a stockholder of the Corporation individually, or any individual having any interest in any concern which is a stockholder of the Corporation, or any concern in which any such directors, officers, stockholders or individuals have any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of the Corporation; and

          (1) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

          (2) no such director, officer, stockholder or individual shall be liable to account to the Corporation for any profit or benefit realized through any such contract, transaction or act; and

          (3) any such director of the Corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern; and

the term "concern" meaning any corporation, association, trust, partnership, firm, person or other entity other than the Corporation.

     (e) No Director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Sections 61 and 62 of Chapter 156B of the Massachusetts General Laws or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders,
(ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law, or, in failing to act, shall have acted in a manner involving intentional misconduct or knowing violation of law, or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this paragraph, shall eliminate or reduce the effect of this paragraph in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     (f) The Board of Directors shall consist of no more than seven (7) or less than three (3) Directors divided into three (3) classes in accordance with the provisions of these Articles.

     (g) Commencing with the 1998 annual meeting of stockholders of the Corporation, the directors of the Corporation shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the annual meeting of the stockholders of the Corporation to be held in 1999, the term of office of the second class to expire at the annual meeting of the stockholders of the Corporation to be held in 2000 and the term of office of the third class to expire at the annual meeting of the stockholders of the Corporation to be held in 2001, with each director to hold office until his or her successor shall have been duly elected and qualified. Subject to the foregoing, at each annual meeting of stockholders, commencing at the annual meeting to be held in 1999, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by vote of eighty percent (80%) of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their respective successors shall be duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding shares of the Common Stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal this provision.

     (h) Unless a higher percentage is required by law, these Articles or the Corporation's by-laws, any director of the Corporation may be removed from office at any time, but only for cause (as defined below) and only by the affirmative vote (i) of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding shares of the Common Stock of the Corporation, voting together as a single class or (ii) at least sixty-six and two-thirds percent (66 2/3%) of the directors then in office, though less than a quorum, but excluding from such vote any director(s) who is (are) then the subject of the removal vote. For purposes of this provision, "cause" shall mean (i) gross negligence, fraud or dishonesty, (ii) conviction of a felony offense, (iii) breach of a fiduciary duty involving personal profit, or (iv) willful violation of any material written Corporation policy. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding shares of the Common Stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal this provision.

     (i) Unless a higher percentage is required by law, these Articles or the Corporation's by-laws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding shares of the Common Stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal any provision of the these Articles. Notwithstanding the foregoing, unless a higher percentage is required by law, these Articles or the Corporation's by-laws, if the affirmative vote of at least eighty percent (80%) of the directors then in office recommend to the stockholders the adoption of an amendment to these Articles, the affirmative vote of the holders of at least a majority of the then-outstanding shares of Common Stock of the Corporation voting together as a single class, shall be required to alter, amend or repeal any provision of these Articles. Unless a higher percentage is required by law, these Articles or the Corporation's by-laws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding shares of the Common Stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal this provision.

     (j) Unless a higher percentage is required by law, these Articles or the Corporation's by-laws, the affirmative vote of the holders of at least seventy-five percent (75%) of the then-outstanding shares of the Common Stock of the Corporation, voting together as a single class, shall be required to approve the consolidation or merger of the Corporation with another corporation or the sale of all or substantially all of the assets of the Corporation. Notwithstanding the foregoing, unless a higher percentage is required by law, these Articles or the Corporation's by-laws, if the affirmative vote of at least eighty percent (80%) of the directors then in office recommend to the stockholders the consolidation or merger of the Corporation with another corporation or the sale of all or substantially all of the assets of the Corporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding shares of the Common Stock of the Corporation, voting together as a single class, shall be required to approve the consolidation or merger of the Corporation with another corporation or the sale of all or substantially all of the assets of the Corporation. Unless a higher percentage is required by law, these Articles or the Corporation's by-laws, the affirmative vote of the holders of at least seventy-five percent (75%) of the then-outstanding shares of the Common Stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal this provision.

     (k) At an annual meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors of the Corporation, (ii) otherwise properly brought before such meeting by or at the direction of the Board of Directors of the Corporation, or (iii) otherwise properly brought before such meeting by a stockholder of the Corporation in accordance with these Articles. For business to be properly brought before an annual meeting by a stockholder of the Corporation, such stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, such stockholder's notice must be delivered either by personal delivery or by registered or certified mail, return receipt requested, to the principal executive offices of the Corporation (addressed to the Clerk) not later than ninety (90) calendar days prior to the anniversary date of the release of the Corporation's proxy statement to its stockholders in connection with the preceding year's annual meeting of its stockholders, except that if no annual meeting of its stockholders was held in the previous year or the date of the annual meeting of its stockholders has been changed by more than thirty (30) calendar days from the anniversary of the annual meeting of its stockholders stated in the previous year's proxy statement, a proposal of a stockholder of the Corporation shall be received by the Corporation a reasonable time before the solicitation is made. Such stockholder's notice shall set forth, as to each matter such stockholder proposes to bring before an annual meeting, (i) a brief description of the business desired to be brought before such annual meeting and the reasons for conducting such business at the annual meeting, (ii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote with respect to such business and that such stockholder intends to appear in person or by proxy at the annual meeting to move the consideration of such business, (iii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iv) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder, and (v) any interest of such stockholder in such business. Notwithstanding anything in these Articles or the Corporation's by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth herein or in the Corporation's by-laws. The Chairman of an annual meeting may refuse to acknowledge a motion to consider any business that he/she determines was not made in compliance with the foregoing procedures and if he/she should so determine and declare to such meeting, then any such business not properly brought before such meeting shall not be transacted.

     (l) Only persons who are nominated in accordance with the procedures set forth in these Articles, the Corporation's by-laws and applicable laws, rules and regulations shall be eligible for election as directors of the Corporation. Without limiting the foregoing, nomination of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders of the Corporation (i) by or at the direction of the Board of Directors of the Corporation or any nominating or similar committee thereof, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors of the Corporation at such meeting who complies with the notice procedures set forth in these Articles. Such nominations, other than those made by or at the direction of the Board of Directors of the Corporation or any nominating or similar committee thereof, shall be made pursuant to timely notice in writing to the Clerk of the Corporation. To be timely, a stockholder's notice shall be delivered either by personal delivery or by registered or certified mail, return receipt requested, to the principal executive offices of the Corporation (addressed to the Clerk) not later than ninety (90) calendar days prior to the anniversary date of the release of the Corporation's proxy statement to its stockholders in connection with the preceding year's annual meeting of its stockholders, except that if no annual meeting of its stockholders was held in the previous year or the date of the annual meeting of its stockholders has been changed by more than thirty (30) calendar days from the anniversary of the annual meeting of its stockholders stated in the previous year's proxy statement, a proposal of a stockholder of the Corporation shall be received by the Corporation a reasonable time before the solicitation is made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director of the Corporation (A) the name, age, business address and residence address of such nominee, (B) the principal occupation or employment of such nominee, (C) the class and number of shares of the Corporation, if any, which are beneficially owned by such nominee, (D) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is made by such stockholder, and (E) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director of the Corporation if elected); and (ii) as to such stockholder (A) the name and address, as they appear on the Corporation's books, of such stockholder, (B) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at such meeting to nominate the person or persons specified in such notice, and (C) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors of the Corporation, any person nominated by the Board of Directors of the Corporation for election as a director of the Corporation shall furnish to the Clerk of the Corporation that information required to be set forth in a stockholder's notice of nomination, as provided above in these Articles or in the Corporation's by-laws, which pertains to such nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these Articles or in the Corporation's by-laws. The Chairman of the meeting may refuse to acknowledge a motion to consider any nominee as a director of the Corporation that he/she determines was not made in compliance with the foregoing procedures and if he/she should so determine and declare to such meeting then the defective nomination shall be disregarded.

     (m) A special meeting of the stockholders may be called at any time only by
(a) the Chairman of the Board, (b) the President, (c) a majority of the Directors acting by vote or by written instrument or instruments signed by them, or (d) by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding voting stock. Such call shall state the time, place and purposes of the meeting. The business transacted at such special meeting shall be limited to the purpose for which it was called except as otherwise determined by the Board of Directors of the Corporation or the chairman of the meeting.

                                 ARTICLE VIII**

ARTICLE I

     The name of the Corporation is changed from Boyle Leasing Technologies, Inc. to MicroFinancial Incorporated.


ARTICLE III

     The Common Stock, par value $.01, is split 2-for-1.

     The number of the authorized shares of Common Stock, par value $.01, is increased from 10,000,000 shares to 25,000,000 shares.

     The Series A 1987 Convertible Preferred Stock, par value $1.00, and the Series B 1987 Convertible Preferred Stock, par value $1.00, are retired.

     The class of Preferred Stock, par value $.01, is created and 5,000,000 shares of such stock are authorized.


ARTICLE IV

     The rights and designations for the Series A 1987 Convertible Preferred Stock, par value $1.00, and the Series B 1987 Convertible Preferred Stock, par value $1.00, are removed.

     The description of the Preferred Stock, par value $.01, and the procedure for the determination of the rights and designations thereof, are added.


ARTICLE V

     The restrictions on transfer of shares are removed.


ARTICLE VI

     The Board of Directors of the Corporation are classified into three classes.

     The requirements for the removal of a Director of the Corporation is added.

     The requirements for the amendment to these Restated Articles is added.

     The requirements for the approval of the consolidation or merger of the Corporation with another corporation or the sale of all or substantially all of the assets of the Corporation is added.

     Advance notice requirements for meetings of the Corporation's stockholders are added.

     Advance notice requirements for nomination of the Corporation's Directors are added.

     A requirement of an increased percentage of the Corporation's stockholders to call a meeting of the stockholders is added.



                                      -2-